UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2016

TRANSAKT LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-50392	98-0514250
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Unit 8, 3/F. Wah Yiu Industrial Centre, 30-32 Au Pui Wan St.
Fotan, Hong Kong	n/a
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 852-52389111

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement

On July 15, 2016, TransAKT Ltd. (we", "us" "our”, the “Company”) entered into Securities Purchase Agreement with our President, Chief Executive Officer and Director, Ho Kang-Wing, pursuant to which we issued to Mr. Ho a Convertible Promissory Note (the “Note”) in consideration of $1,000,000 in cash proceeds. The Note bears interest at the rate of 8% per annum and may be prepaid in whole or in part without penalty before the maturity date of July 14, 2018. At the option of the Holder, the outstanding principal and accrued interest underlying Note may be converted from time, on or following the maturity date, into common shares of our Company at the price of $0.01 per share.

Item 9.01        Financial Statements and Exhibits

10.1	Share Purchase Agreement dated July 15, 2016 with Ho Kang-Wing

10.2	Convertible Promissory Note issued July 15, 2016 with Ho Kang-Wing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAKT LTD.

/s/ Yam Chi-Wah
Yam Chi-Wah
Chief Financial Officer

Date: July 18, 2016